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                                                                   Exhibit 10.19

                 HEADS OF AGREEMENT FOR ACQUISITION OF INTEREST
                    IN KONGNAN CONTRACT & OPTIONS TO CONVERT


Following are the terms upon which a subsidiary of China International Trust and Investment Corporation ("CITIC") intends to acquire from Pan-China Resources Ltd. ("Pan-China") a participating working interest in the Production Sharing Contract entered into the 8th day of September 1997 between the China National Petroleum Corporation ("CNPC") and Pan-China ("Kongnan Contract") for the development and production of petroleum from the contract area located in Hebei Province, People's Republic of China ("PRC"). Pan-China is a wholly owned subsidiary of Sunwing Energy Ltd. ("Sunwing") and Sunwing is a wholly owned subsidiary of Ivanhoe Energy Inc. ("Ivanhoe").

Interest to be Acquired:

CITIC intends to acquire a forty percent (40%) interest under the Kongnan Contract. The assignment of the interest to CITIC is subject to approval by CNPC and other authorities of the PRC.

Consideration for Interest:

CITIC will pay to Pan-China at the Closing Twenty Million Dollars of the United States of American (U.S.$20,000,000.00) (herein called the "Payment") which is to be used exclusively to fund the initial development phase of the Overall Development Program under the Kongnan Contract, including drilling, completing and producing new wells, producing existing wells, installation of surface facilities and development of the water injection scheme in the Dagang Oilfield.

Other Agreements:

Promptly after signature of this Heads of Agreement by the parties, and prior to the Closing, Pan-China and CITIC will enter into a mutually agreeable Farmout Agreement detailing the terms of the assignment of interest to CITIC, and a Joint Operating Agreement governing their relationships and activities for operations under the Kongnan Contract.

Confidentiality and Exclusivity:

Except as required under the Kongnan Contract or as required by regulatory bodies such as the Toronto Stock Exchange or US Securities Exchange Commission or in order to obtain a required approval from PRC authorities ("Public Disclosure"), neither party will disclose the existence of this Heads of Agreement to any third party other than its professional advisors and only on the basis that those advisors agree to maintain confidentiality. Any information to be disclosed in the Public Disclosure should be mutually agreed by both parties prior to such disclosure. Pan-China will not attempt to deal on its interest in the Kongnan Contract or the Dagang Oilfield with any


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third party before Closing unless this Heads of Agreement has been terminated in writing by agreement between the parties.

Closing for Assignment of Interest:

The closing ("Closing") of the assignment of interest in the Kongnan Contract to CITIC and delivery of the Payment by CITIC to Pan-China shall be held at 10:00 a.m. on December 15, 2003 at the offices of CITIC in Beijing, PRC or at such other time and place as may be agreed in writing by the parties subject only to:

         a)   Any required approvals being obtained; and

         b)   Completion of the Farmout Agreement and the Joint Operating
              Agreement

Other CITIC Assistance:

CITIC and Pan-China intent to work together to find and arrange the most competitive Project Financing for the Dagang Development and CITIC will commit to undertake the following on a best efforts basis to:

         a) Assist in obtaining full project debt financing, under terms suitable and favorable to the parties, to complete the development of the Overall Development Program for the Dagang Oilfield, and

         b) Assist Sunwing in its strategic objectives or increasing its profile in Asian capital markets, gaining access to significant financing opportunities and obtaining listing on the Stock Exchange of Hong Kong.

Options to Convert Participating Interest:

CITIC shall have the options to convert its participating interest in the Kongnan Contract into either common shares of Sunwing or into common shares of Ivanhoe as follows:

         Conversion into Sunwing Shares: CITIC may elect to convert its participating interest to Sunwing common shares, the consideration for which will be the Payment for its participating interest in the Kongnan Contract, less any cash flow received by CITIC from such participating interest prior to this election to convert, at a 10% discount from the IPO price if the election is made within one year after the IPO, at the average closing price for the previous 30 trading days, at a discount of 8%. Issuance of such Sunwing shares will require regulatory approvals.

         Conversion to Ivanhoe Shares: Alternative to conversion into shares of Sunwing, for a period of eighteen months after Closing, CITIC may elect to convert its participating interest to common shares of Ivanhoe the consideration for which will be the Payment for its participating interest in the Kongnan Contract, less any cash flow received by CITIC from such participating interest prior to its election to convert, based on the average


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         closing price on the Toronto Stock Exchange for the 30 trading days prior to CITIC's election, with a discount of 8%. Issuance of such Ivanhoe shares will require regulatory approvals.


IVANHOE ENERGY INC.                         CHINA INTERNATIONAL TRUST AND
                                            INVESTMENT CORPORATION



By: "Patrick Chua"                          By: "Mei Jung Zhang"
    --------------------                        --------------------
Date:  November 18, 2003                    Date:  November 18, 2003